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                                                                   Exhibit 11.1

                                Progenitor, Inc.
                       Computation of Net Loss per Share




                                                              THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                   JUNE 30,                            JUNE 30,
                                                       --------------------------------------------------------------------
                                                          1997                1996               1997               1996
                                                       --------------------------------------------------------------------
 Net loss                                              ($1,650,568)       ($1,239,259)       ($4,454,716)       ($2,780,298)
 Weighted average number of shares outstanding:
 Weighted average shares outstanding, beginning
 of period                                               2,887,217          2,852,779          2,885,904          2,789,271
 Add: Common and common share equivalents issued
 at prices below the anticipated Offering price
 during the 12 months immediately preceding the
 filing date of the Offering                                32,765             32,765             32,765             32,765
 Add: Weighted average common shares issued
 during period                                                   0                  0                657             34,926
                                                       --------------------------------------------------------------------
 Weighted average number of shares outstanding
 used in computing net loss per share                    2,919,982          2,885,544          2,919,326          2,856,962
                                                       --------------------------------------------------------------------
 Net loss per share:                                         (0.57)             (0.43)             (1.53)             (0.97)
                                                       ====================================================================




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